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                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY

                               SECURITY AGREEMENT

               SECURITY AGREEMENT, dated as of May 30, 2002, among each of the signatories whose names are listed on the signature pages hereto under the heading of "Grantors" (together with any other entity that may become a party hereto as provided herein, the "Grantors"), HSBC BANK USA, a New York banking corporation, as Agent (in such capacity, the "Agent") for the Holders (as hereinafter defined), and, solely for the purposes of appointing the Agent under Sections 6.5 to 6.13, each of the signatories whose names are listed on the signature pages hereto under the heading of "Holders" (together with any other entity that may become a Holder, the "Holders", as provided in the Senior Note and Warrant Purchase Agreement, dated as of May 29, 2002 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), between Cardiac Science, Inc. (the "Company") and the Holders).

                              W I T N E S S E T H:

               WHEREAS, pursuant to the Purchase Agreement, the Holders have severally agreed to purchase the Senior Notes from the Company upon the terms and subject to the conditions set forth therein;

               WHEREAS, the Company is a member of an affiliated group of companies that includes each other Grantor;

               WHEREAS, the proceeds of the Senior Notes sold under the Purchase Agreement will be used in part to enable the Company to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

               WHEREAS, the Company and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the issuance and sale of the Senior Notes under the Purchase Agreement; and

               WHEREAS, it is a condition precedent to the obligation of the Holders to purchase the Senior Notes from the Company under the Purchase Agreement that the Grantors shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Holders;

               NOW, THEREFORE, in consideration of the premises and to induce the Holders to enter into the Purchase Agreement and to induce the Holders to purchase the Senior Notes from the Company thereunder, each Grantor hereby agrees with the Agent, for the ratable benefit of the Holders, as follows:

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                                                                               2

                                   SECTION 1.

                                  DEFINED TERMS

               1.1 Definitions. (a) Terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined. Unless otherwise defined herein or in the Uniform Commercial Code in effect in the State of New York on the date hereof, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

                    (b)  The following terms shall have the following meanings:

               "Agreement": this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

               "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

               "Collateral": as defined in Section 2.

               "Collateral Account": any collateral account established by the Agent as provided in Section 5.1 or 5.4.

               "Company Obligations": the collective reference to the unpaid principal of and interest on the Senior Notes and all other obligations and liabilities of the Company (including, without limitation, interest accruing at the then applicable rate provided in the Purchase Agreement after the maturity of the Senior Notes and interest accruing at the then applicable rate provided in the Purchase Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Agent or any Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Purchase Agreement, this Agreement and the Other Agreements entered into by the Company with any Holder or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Holders that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

               "Contracts": the contracts and agreements listed in Schedule 8, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to

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                                                                               3

damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

               "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule
6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

               "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

               "General Intangibles": all "general intangibles" as such term is defined in Section 9-102(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate such other parties obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

               "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Company Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with the Purchase Agreement, this Agreement, its Guaranty or any Other Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Holders that are required to be paid by

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                                                                               4

such Guarantor pursuant to the terms of the Purchase Agreement, its Guaranty, this Agreement or any Other Agreement).

               "Guarantors": the collective reference to each Grantor other than the Company.

               "Guaranty": any Guaranty executed and delivered in favor of the Holders by a Subsidiary, as the same may be amended, supplemented or otherwise modified from time to time.

               "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

               "Intercompany Note": any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.

               "Issuers": the collective reference to each issuer of a Pledged Security.

               "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

               "Obligations": (i) in the case of the Company, the Company Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

               "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

               "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

               "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

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                                                                               5

               "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

               "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

               "Proceeds": all "proceeds" as such term is defined in Section 9-102(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

               "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

               "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Securities Act": the Securities Act of 1933, as amended.

               "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

               "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

               "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

               1.2 Other Definitional Provisions. (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall

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                                                                               6

refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

               (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.


                                   SECTION 2.

                           GRANT OF SECURITY INTEREST

          As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations, each Grantor hereby assigns and transfers to the Agent, and hereby grants to the Agent, for the ratable benefit of the Holders, a security interest in, all of the property, assets and business of such Grantor, whether real, personal or mixed, tangible or intangible, now owned or at any time hereafter acquired or developed by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and including, without limitation, the following (collectively, the "Collateral"):

               (a) all Accounts (including health-care insurance receivables);

               (b) all Chattel Paper (whether tangible or electronic);

               (c) all Documents;

               (d) all Equipment;

               (e) all General Intangibles;

               (f) all Instruments (including promissory notes);

               (g) all Intellectual Property;

               (h) all Inventory;

               (i) all Pledged Securities;

               (j) all Vehicles;

               (k) all Investment Property;

               (l) all Deposit Accounts, other bank accounts, all amounts on deposit in such accounts, all interest thereon and all cash and cash equivalents;

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                                                                               7

               (m) all Letter-of-Credit Rights;

               (n) all Supporting Obligations;

               (o) all Contracts;

               (p) all of the Company's tort claims arising out of its actions against Zoll Medical Corporation (filed with the United States District Court, Central District of California, Southern District, Case No. 02-CV-2514, Complaint for Patent Infringement) and against Access CardioSystems (filed with the United States District Court, Central District of California, Southern District, Case No. 02-CV-387 DOC (ANX), Complaint for Patent Infringement);

               (q) to the extent not otherwise included, all information used or useful or arising from the business of such Grantor, including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulae and all other proprietary information;

               (r) all books, records, files, correspondence, computer programs and software pertaining to the Collateral; and

               (s) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.


                                   SECTION 3.

                         REPRESENTATIONS AND WARRANTIES

          To induce the Holders to enter into the Purchase Agreement and to induce the Holders to purchase the Senior Notes from the Company thereunder, each Grantor hereby represents and warrants to the Agent and each Holder that:

          3.1 Representations in Purchase Agreement. In the case of the Company and each Guarantor, the representations and warranties set forth in Section 4 of the Purchase Agreement as they relate to the Company and such Guarantor or to the Other Agreements to which the Company or such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Agent and each Holder shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this Section
3.1 and as it relates to a Guarantor, be deemed to be a reference to such Guarantor's knowledge.

          3.2 Title; No Other Liens. Except for the security interest granted to the Agent for the ratable benefit of the Holders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Purchase Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No

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                                                                               8

financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Holders, pursuant to this Agreement or as are permitted by the Purchase Agreement.

          3.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Agent or to Holders in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Agent, for the ratable benefit of the Holders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) unrecorded Liens permitted by the Purchase Agreement which have priority over the Liens on the Collateral by operation of law and (ii) Liens described on Schedule 7.

          3.4 Name and Jurisdiction. On the date hereof, such Grantor's exact legal name (as that name appears on its certificate of incorporation), organizational identification number (if any) and jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

          3.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
Schedule 5.

          3.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          3.7 Pledged Securities. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

               (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

               (c) Each of the Pledged Securities constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

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                                                                               9

          3.8 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Agent.

               (b) Except as set forth in Schedule 9, none of the obligors on any Receivables is a Governmental Authority.

               (c) The amounts represented by such Grantor to the Holders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

          3.9 Intellectual Property. (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

               (b) On the date hereof, all Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned, does not infringe the intellectual property rights of any other Person, and is owned by and assigned to the Company and the assignments have been properly recorded in the Patent and Trademark Office.

               (c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, and none of the Intellectual Property is the subject of any security interest or other Lien.

               (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

               (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity or enforceability of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

          3.10 Commercial Tort Claims. Except as set forth in Section 2(p), on the date hereof, such Grantor holds no commercial tort claim.

          3.11 Contracts. (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

               (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable

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                                                                              10

principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

               (d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof.

               (e) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims.

               (f) Such Grantor has delivered to the Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

               (g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

               (h) Except as set forth in Schedule 9, none of the parties to any Contract is a Governmental Authority.

                                   SECTION 4.

                                    COVENANTS

          Each Grantor covenants and agrees with the Agent and the Holders that, from and after the date of this Agreement until the Obligations shall have been paid in full:

          4.1 Covenants in Purchase Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Potential Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

          4.2 Delivery of Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, such Instrument or Tangible Chattel Paper shall be immediately delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

          4.3 Electronic Chattel Paper. If such Grantor at any time holds or acquires an interest in any Electronic Chattel Paper, such Grantor shall promptly notify the Agent thereof and, at the request of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control under Section 9-105 of the New York UCC of such Electronic Chattel Paper.

          4.4 Letter-of-Credit Rights. If such Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Agent thereof and, at the request and option of the Agent, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Agent to become the transferee beneficiary of the Letter of Credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Purchase Agreement.

          4.5 Deposit Accounts. For each Deposit Account that such Grantor at any time opens or maintains, such Grantor shall, at the Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Agent, either (a) cause the depositary bank to agree to comply at any time with instructions from the Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor, or (b) arrange for the Agent to become the customer of the depositary bank with respect to the Deposit Account, with such Grantor being permitted, only with the written consent of the Agent, to exercise rights to withdraw funds from such Deposit Account. The provisions of this paragraph shall not apply to (i) Deposit Accounts for which the Agent is the depositary and (ii) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Grantor's salaried employees.

          4.6 Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall immediately notify the Agent in a writing signed by such Grantor of the brief details thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

          4.7 Collateral in the Possession of a Bailee. If any goods of such Grantor are at any time in the possession of a bailee, such Grantor shall promptly notify the Agent thereof and, if requested by the Agent, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Agent, that the bailee holds such Collateral for the benefit of the Agent.

          4.8 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with

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                                                                              12

respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

          4.9 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

               (b) Such Grantor will furnish to the Agent and the Holders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent or any Holder may reasonably request, all in reasonable detail.

               (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agent or any Holder may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          4.10 Changes in Locations, Name, etc. Such Grantor will not, except upon 30 days' prior written notice to the Agent and delivery to the Agent of (a) all additional executed financing statements and other documents as may be required by applicable law, or as reasonably requested by the Agent, to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

          (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5; or

          (ii) change the location of its chief executive office or sole place of business from that referred to in Section 3.4 or change its name, type of organization, jurisdiction of organization, organizational identification number, identity, legal or corporate structure to such an extent that any financing statement filed by the Agent or Holders in connection with this Agreement would become misleading. If such Grantor does not have an organizational identification number and later obtains one, such Grantor shall promptly notify the Agent in writing of such organizational identification number.

          4.11 Notices. Such Grantor will advise the Agent and the Holders promptly, in reasonable detail, of:

               (a) any Lien (other than security interests created hereby or Liens permitted under the Purchase Agreement) on any of the Collateral which would adversely affect the ability of the Agent to exercise any of its remedies hereunder; and

               (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          4.12 Pledged Securities. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Agent and the Holders, hold the same in trust for the Agent and the Holders and deliver the same forthwith to the Agent in the exact form received, duly indorsed by such Grantor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Agent, be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Holders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

               (b) Without the prior written consent of the Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Purchase Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or
(iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

               (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Agent promptly in writing of the occurrence of any of the events described in Section 4.12(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.3(c) and
5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Pledged Securities issued by it.

          4.13 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

               (b) Such Grantor will deliver to the Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

          4.14 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark,
(iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Holders, shall be furnished a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

               (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

               (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

               (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

               (e) Such Grantor will notify the Agent and the Holders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

               (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing in writing to the Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as may be required by applicable law or as the Agent or any Holder may request to evidence the Agent's and the Holders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

               (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

               (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

          4.15 Contracts. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

               (b) Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

               (c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination, which may be exercised by a Grantor at any time upon prior written notice to the Agent).

               (d) Such Grantor will deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

          4.16 Overseas Collateral. Such Grantor shall use best commercial efforts to ensure that at all times all Collateral, including any Proceeds of Collateral, shall whenever possible be held in the United States and such Grantor shall use best commercial efforts to repatriate all Collateral, including Proceeds, at any time held overseas to the United States, excluding
(a) real property, plant, equipment and fixtures, (b) property required to be held overseas in order to comply with the express terms of the lines of credit currently outstanding in Sweden and Denmark on the date of this Agreement, while such lines are still outstanding, (c) property expressly agreed in writing by the Requisite Holders that is necessary for such Grantor's business to be located outside the United States and (d) property in respect of which an opinion of counsel from an internationally recognized law firm states that it would be in violation of Swedish or Danish law, as applicable, to repatriate such property to the United States.

                                   SECTION 5.

                               REMEDIAL PROVISIONS

          5.1 Certain Matters Relating to Receivables. (a) The Agent shall have the right to make test verifications of the Receivables in a reasonable manner and upon prior notice to the Company, and each Grantor shall furnish all such assistance and information as the Agent may reasonably require in connection with such test verifications. At any time and from time to time, upon the Agent's request, such Grantor shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables. Prior to the occurrence of an Event of Default, such reports shall be at the expense of the Holders. At any time after the occurrence and during the continuance of an Event of Default, such reports shall be at the expense of the relevant Grantor.

               (b) Prior to the occurrence of an Event of Default, each Grantor shall be authorized to collect such Grantor's Receivables. At any time after the occurrence and during the continuance of an Event of Default, the Agent may curtail or terminate said authority. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Holders only as provided in
Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Agent and the Holders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

               (c) At the Agent's reasonable request, each Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

          5.2 Communications with Obligors; Grantors Remain Liable. (a) The Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables and parties to Contracts to verify with them to the Agent's satisfaction the existence, amount and terms of any Receivables or Contracts. Such communications shall be in a reasonable manner and upon notice by the Agent to the relevant Grantor.

               (b) Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to Contracts that the Receivables and the Contracts have been assigned to the Agent for the ratable benefit of the Holders and that payments in respect thereof shall be made directly to the Agent.

               (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Agent nor any Holder shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Agent or any Holder of any payment relating thereto, nor shall the Agent or any Holder be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          5.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Grantor of the Agent's intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged

Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Purchase Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Purchase Agreement, this Agreement or any Other Agreement.

               (b) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Agent may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

               (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Agent.

          5.4 Proceeds to be Turned Over to Agent. In addition to the rights of the Agent and the Holders specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agent and the Holders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if required to enable the Agent to transfer title to such Proceeds). All Proceeds received by the Agent hereunder shall be held by the Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Agent in a Collateral Account (or by such Grantor in trust for the Agent and the Holders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

          5.5 Application of Proceeds. At such intervals as may be agreed upon by the Company and the Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect (it being acknowledged that Agent shall first apply such Proceeds to reimburse the Agent for its reasonable expenses of collection and other amounts due to Agent hereunder before payment to Holders), and any part of such funds which the Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Agent to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

          5.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Holders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting its reasonable expenses of collection, amounts due to it hereunder, all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Holders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-608(a)(1)(C) of the New York UCC, need the Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Agent or any Holder arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          5.7 Registration Rights. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.6, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

               (b) Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

               (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Agent and the Holders, that the Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this
Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Purchase Agreement.

          5.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Agent or any Holder to collect such deficiency.


                                   SECTION 6.

                                    THE AGENT

          6.1 Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following (but without any obligation to do so except at the direction of the Requisite Holders):

                    (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                    (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent's and the Holders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                    (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                    (iv)   execute, in connection with any sale provided for in
     Section 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

                    (v) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct;

                    (vi) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

                    (vii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

                    (viii) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

                    (ix) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;

                    (x) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate;

                    (xi) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine;

                    (xii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes; and

                    (xiii) do, at the Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Holders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          Anything in this Section 6.1(a) to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

               (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

               (c) The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on amounts past due under the Purchase Agreement, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

               (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          6.2 Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Holder nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Holders hereunder are solely to protect the Agent's and the Holders' interests in the Collateral and shall not impose any duty upon the Agent or any Holder to exercise any such powers. The Agent and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          6.3 Execution of Financing Statements. Each Grantor authorizes the Agent at any time and from time to time to file or record any initial financing statements and amendments thereto describing the Collateral and other filing or recording documents or instruments with respect to the Collateral without the signature of such

Grantor in such form and in such offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          6.4 Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Holders, be governed by Section 6 of this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          6.5 Appointment of Agent. Agent is hereby appointed by the Holders as their collateral agent hereunder, and the Agent hereby agrees to act as their collateral agent pursuant to the terms of this Agreement, to take such action on the Holders' behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Purchase Agreement, this Agreement or in any Other Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Purchase Agreement, this Agreement or any Other Agreement or otherwise exist against the Agent.

          6.6 Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          6.7 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Purchase Agreement, this Agreement or any Other Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Holders for any recitals, statements, representations or warranties made by any Grantor or any officer thereof contained in the Purchase Agreement, this Agreement or any Other Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Purchase Agreement, this Agreement or any Other Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Purchase

Agreement, this Agreement or any Other Agreement or for any failure of any Grantor to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Holder to ascertain or to inquire as to the observance or performance by any Grantor or any Holder of any of the agreements contained in, or conditions of, the Purchase Agreement, this Agreement or any Other Agreement, or to inspect the properties, books or records of the Company.

          6.8 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Senior Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Senior Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Purchase Agreement, this Agreement or any Other Agreement unless it shall first receive such direction, advice or concurrence of the Requisite Holders as it deems appropriate and it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Purchase Agreement, this Agreement and the Other Agreements in accordance with a direction or request of the Requisite Holders, and such direction or request and any action taken or failure to act pursuant thereto shall be binding upon all the Holders and all future holders of the Senior Notes. Before the Agent is required to confirm whether any matter is satisfactory to it hereunder, or provide its consent hereunder, the Agent may, at its option, seek the advice and direction of the Requisite Holders.

          6.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Agent has received written notice from a Holder or the Company referring to the Purchase Agreement and this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Holders. The Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed in writing by the Requisite Holders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default, as it shall deem advisable in the best interests of the Holders.

          6.10 Non-Reliance on Agent and Other Holders. Each Holder expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Holder. Each Holder represents to the Agent that it has, independently and without reliance upon the Agent or any other Holder, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to purchase the Senior Notes under the Purchase Agreement and enter into the Purchase Agreement. Each Holder also represents that it will, independently and without reliance upon the Agent or any other Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the Purchase Agreement and the Other Agreements, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          6.11 Indemnification. The Holders agree to indemnify the Agent in its capacity as such (to the extent not previously reimbursed or otherwise indemnified by the Grantors and without limiting the obligation of the Grantors to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Senior Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, the Purchase Agreement or any of the Other Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Holder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the resignation or removal of the Agent, the termination of this Agreement and the payment of the Senior Notes and all other amounts payable hereunder and under the Purchase Agreement.

          6.12 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to the Senior Notes purchased by it, the Agent shall have the same rights and powers under this Agreement, the Purchase Agreement and the Other Agreements as any Holder and may exercise the same as though it were not the Agent, and the terms "Holder" and "Holders" shall include the Agent in its individual capacity.

          6.13 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Holders or the Requisite Holders may remove the Agent upon the giving of 30 days notice to the Agent. If the Agent shall resign or be removed as Agent under this Agreement, then the Requisite Holders shall appoint a successor collateral agent for the Holders, which successor agent (provided that it shall have been approved by the Company), shall succeed to the rights, powers and duties of the Agent hereunder. Effective upon such appointment and approval, the term "Agent" shall mean such successor agent, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any Holders, other then delivery of the Collateral to the successor agent. After any retiring Agent's resignation as Agent, the provisions of this Section 6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          6.14 Agent's Expenses. Where the Agent is entitled to reimbursement or deduction of costs and expenses under this Agreement, it shall provide reasonable written documentation to Holders to evidence such expenses.


                                   SECTION 7.

                                  MISCELLANEOUS

          7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Agent, provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Agent (with the prior written consent of Requisite Holders) in a written instrument executed by the Agent. Section 6 of this Agreement may not be waived, amended, supplemented or otherwise modified except by a written instrument executed by Requisite Holders and the Agent.

          7.2 Notices. All notices, requests and demands to or upon the Agent, Holders or any Grantor hereunder shall be effected in the manner provided for in subsection 12.3 of the Purchase Agreement; provided that any such notice, request or demand to or upon the Agent or any Guarantor shall be addressed to the Agent or such Guarantor at its notice address set forth on Schedule 1.

          7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Agent nor any Holder shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Potential Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          7.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse each Holder and the Agent for all its costs and expenses incurred in enforcing or preserving any rights under the Purchase Agreement, this Agreement and the Other Agreements to which such Grantor is a party, including, without limitation, the fees and disbursements of the Agent, of counsel (including the allocated fees and expenses of in-house counsel) to each Holder and of counsel to the Agent.

               (b) Each Grantor agrees to pay, and to save the Agent and the Holders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

               (c) Each Grantor agrees to pay, and to save the Agent and the Holders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel) with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to subsections 12.2 and 12.4 of the Purchase Agreement.

               (d) The Grantors agree to indemnify the Agent in its capacity as such, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, the fees and disbursements of counsel) which may at any time (including, without limitation, at any time following the payment of the Senior Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, the Purchase Agreement or any of the Other Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Grantor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

               (e) The agreements in this Section 7.4 shall survive the resignation or removal of the Agent, the termination of this Agreement, repayment of the Obligations and all other amounts payable under the Purchase Agreement and the Other Agreements.

          7.5 Successors and Assigns. This Agreement shall be binding upon the respective successors and assigns of each Grantor, Agent and each Holder; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent (with the prior written consent of Requisite Holders).

          7.6 Set-Off. Each Grantor hereby irrevocably authorizes the Agent and each Holder at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such Holder to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Agent or such Holder may elect, against and on account of the obligations and liabilities of such Grantor to the Agent or such Holder hereunder and claims of every nature and description of the Agent or such Holder against such Grantor, in any currency, whether arising hereunder, under the Purchase Agreement, any Other Agreement or otherwise, as the Agent or such Holder may elect, whether or not the Agent or any Holder has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent and each Holder shall notify such Grantor promptly of any such set-off and the application made by the Agent or such Holder of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Holder under this Section 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Holder may have.

          7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          7.10 Integration. This Agreement, the Purchase Agreement and the Other Agreements represent the agreement of the Grantors, the Agent and the Holders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Holder relative to subject matter hereof and thereof not expressly set forth or referred to herein, in the case of the Agent, or herein or in the Purchase Agreement or Other Agreements, in the case of the Holders.

          7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          7.12 Submission To Jurisdiction; Waivers. Each Grantor, the Agent and each Holder hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Purchase Agreement and the Other Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 7.2 or at such other address of which the Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          7.13 Acknowledgments. Each Grantor, the Agent and each Holder hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Purchase Agreement and the Other Agreements to which it is a party;

               (b) neither the Agent nor any Holder has any fiduciary relationship with or duty to any Grantor arising out of or in connection with the Purchase Agreement, this Agreement or any of the Other Agreements, and the relationship between the Grantors, on the one hand, and the Agent and Holders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the Purchase Agreement or the Other Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Holders or among the Grantors and the Holders.

          7.14 WAIVER OF JURY TRIAL. EACH GRANTOR, AGENT AND EACH HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE PURCHASE AGREEMENT, THIS AGREEMENT OR ANY OTHER AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          7.15 Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to subsection 6.18 of the Purchase Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          7.16 Releases. (a) At such time as the Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Agent shall deliver to such Grantor any Collateral held by the Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

               (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Purchase Agreement, then the Agent, at the request and sole expense of such Grantor accompanied by an opinion of counsel delivered to the Agent stating that such disposition of Collateral is permitted by the Purchase Agreement, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Purchase Agreement; provided that the Company shall have delivered to the Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Purchase Agreement and the Other Agreements.

          IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.


                                    Grantors:


                                    CARDIAC SCIENCE, INC.


                                    By:________________________________________
                                       Name:
                                       Title:


                                    CADENT MEDICAL CORPORATION


                                    By:________________________________________
                                       Name:
                                       Title:


                                    SURVIVALINK CORPORATION


                                    By:________________________________________
                                       Name:
                                       Title:


                                    CARDIAC SCIENCE SWEDEN AB


                                    By:________________________________________
                                       Name:
                                       Title:


                                    ARTEMA MEDICAL AB


                                    By:________________________________________
                                       Name:
                                       Title:

                                    ARTEMA TECHNOLOGIES AB


                                    By:________________________________________
                                       Name:
                                       Title:


                                    CARDIAC SCIENCE INTERNATIONAL
                                    A/S


                                    By:________________________________________
                                       Name:
                                       Title:


                                    Agent:


                                    HSBC BANK USA


                                    By:________________________________________
                                       Name:
                                       Title:


                                    Solely with respect to Sections 6.5 to 6.13:


                                    Holders:


                                    PERSEUS
                                    ACQUISITION/RECAPITALIZATION
                                    FUND, L.L.C


                                    By:________________________________________
                                       Name:
                                       Title:


                                    PERSEUS MARKET OPPORTUNITY
                                    FUND, L.P.


                                    By:________________________________________
                                       Name:
                                       Title:

                                    CARDIAC SCIENCE CO-INVESTMENT,
                                    L.P.


                                    By:________________________________________
                                       Name:
                                       Title: